Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283368

PROSPECTUS SUPPLEMENT
(To prospectus dated April 8, 2025)

Up to $200,000,000

Babcock & Wilcox Enterprises, Inc.

Common Stock

Babcock & Wilcox Enterprises, Inc., B. Riley Securities, Inc. (“B. Riley”) and Lake Street Capital Markets, LLC (“Lake Street” and together with B. Riley, the “Agents”) are parties to a sales agreement (the “Sales Agreement”), under which we may offer and sell, from time to time, up to $200,000,000 of our common stock, par value $0.01 per share (the “Common Stock”), pursuant to this prospectus supplement.

Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “BW”. On November 3, 2025, the last reported sale price of our Common Stock on the NYSE was $3.92 per share.

The securities to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through the Agents over a period of time and from time to time by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number of shares of our Common Stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. Under the Sales Agreement, the Agents will be entitled to compensation equal to 3% of the gross sales price of all shares of our Common Stock sold through them as our agents. In connection with the sale of Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of Common Stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement. We have engaged Lake Street to act as a “qualified independent underwriter” in this offering, See “Plan of Distribution (Conflicts of Interest).”

Investing in our securities involves a high degree of risk, and you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you make your investment decision. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the risks identified in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and any other filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, which are incorporated by reference into this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley

Lake Street

The date of this prospectus supplement is November 5, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

  Neither we nor the Agents have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein as described under “Information Incorporated by Reference,” or any free writing prospectus that we prepare and distribute. Neither we nor the Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus supplement. Neither we nor the Agents are making an offer of these securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of these securities in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the Agents to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated April 8, 2025 (included in our registration statement on Form S-3 (File No. 333-283368)), including the documents incorporated by reference, provides more general information, including about our capital stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, including the documents incorporated by reference. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the Agents have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B&W,” “we,” “us” or “our” refer to the combined business of Babcock & Wilcox Enterprises, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical or current fact included in this release are forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events.

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These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, but not limited to: that our financial condition raises substantial doubt as to our ability to continue as a going concern and we have entered into a number of amendments and waivers to our debt facilities; our need of additional financing to continue as a going concern; any negative reactions to the substantial doubt about our ability to continue as a going concern by our customers, suppliers, vendors, employees and other third parties; risks associated with contractual pricing in our industry; our relationships with customers, subcontractors and other third parties; our ability to comply with our contractual obligations; disruptions at our manufacturing facilities or a third-party manufacturing facility that we have engaged; the actions or failures of our co-venturers; our ability to implement our growth strategy, including through strategic acquisitions, which we may not successfully consummate or integrate; our evaluation of strategic alternatives for certain businesses and non-core assets may not result in a successful transaction; the risks of unexpected adjustments and cancellations in our backlog; professional liability, product liability, warranty and other claims; our ability to compete successfully against current and future competitors; our ability to develop and successfully market new products; the impacts of macroeconomic downturns, industry conditions and public health crises; the cyclical nature of the industries in which we operate; changes in the legislative and regulatory environment in which we operate; supply chain issues, including shortages of adequate components; failure to properly estimate customer demand; our ability to comply with the covenants in our debt agreements; our ability to improve our financial position or to obtain additional capital or refinance any of our debt in the future on commercially reasonable terms or at all; our ability to maintain adequate bonding and letter of credit capacity; impairment of goodwill or other indefinite-lived intangible assets; credit risk; disruptions in, or failures of, our information systems; our ability to comply with privacy and information security laws; our ability to protect our intellectual property and use the intellectual property that we license from third parties; risks related to our international operations, including fluctuations in the value of foreign currencies, current and future changes to global tariffs, sanctions and export controls that could harm our profitability; volatility in the price of our Common Stock; B. Riley’s significant influence over us; changes in tax rates or tax law; our ability to use net operating loss and certain tax credits; our ability to maintain effective internal control over financial reporting; our ability to attract and retain skilled personnel and senior management; labor problems, including negotiations with labor unions and possible work stoppages; risks associated with our retirement benefit plans; natural disasters or other events beyond our control, such as war, armed conflicts or terrorist attacks; and the risks and uncertainties described under the heading “Risk Factors” in our periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, as well as this prospectus supplement.

These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While we believe that these assumptions underlying the forward-looking statements are reasonable, forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-9 and in the documents incorporated by reference into this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-9 of this prospectus supplement, along with the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report for the fiscal quarter ended June 30, 2025 and our Current Reports on Form 8-K filed during the fiscal year 2025, which are incorporated by reference herein, for a discussion of the risks involved in investing in our securities.

Our Business

We are a globally-focused renewable, environmental and thermal technologies provider with over 155 years of experience providing diversified energy and emissions control solutions to a broad range of industrial, electrical utility, municipal and other customers. Our innovative products and services are organized into three market-facing segments. Our reportable segments are as follows:

•	Babcock & Wilcox Thermal: Our vast installed base of steam generation equipment includes aftermarket parts, construction, maintenance and field services for plants in the power generation, oil and gas and industrial sectors. We have an extensive global base of installed equipment for utilities and general industrial applications including refining, petrochemical, food, processing, metals and others. We provide aftermarket parts, construction, maintenance, engineered upgrades and field services for our installed base as well as the installed base of other original equipment manufacturers; the substantial and stable cash flows generated from these businesses help to fund our investments in new clean energy initiatives. In addition to our aftermarket offerings, we also provide complete steam generation systems including package boilers, watertube and firetube waste heat boilers, and other boilers to medium and heavy industrial customers. Our unique range of offerings, coupled with the strength of our brand, provides a competitive advantage in existing and emerging markets.

•	Babcock & Wilcox Renewable: Our innovative hydrogen generation technology (BrightLoopTM) supports global climate goals including the decarbonization of industrial and utility steam and power producers. BrightLoopTM offers significant advantages over other hydrogen generation technologies as it generates competitively priced hydrogen from a wide range of fuels, including solid fuels such as biomass and coal, with a high rate of carbon captured resulting in low, or even negative, carbon-intensity hydrogen. We also offer best-in-class technologies for efficient and environmentally sustainable power and heat generation, oxygen-fired biomass-to-energy (OxyBrightTM), and black liquor systems for the pulp and paper industry. Our leading waste-to-energy technologies support a circular economy, diverting waste from landfills to use for power generation and replacing fossil fuels, while recovering recyclable metals and reducing emissions.

•	Babcock & Wilcox Environmental: We provide a full suite of emissions control and environmental technology solutions for utility, waste-to-energy, biomass-to-energy, carbon black, and industrial steam generation applications around the world. Our broad experience includes systems for ash handling, particulate control, nitrogen oxides and sulfur dioxides removal, chemical looping for carbon control and mercury control. Our ClimateBrightTM products including SolveBrightTM, OxyBrightTM, BrightLoopTM and BrightGenTM place us at the forefront of hydrogen production and decarbonization technologies and development with many of these products already commercially available and others ready for commercial deployment. We believe these technologies position us to compete in the bioenergy sector within the carbon capture and sequestration (BECCS) market. Our portfolio of clean power production solutions continues to evolve to reach customers at all stages of their energy transition.

Our business depends significantly on the capital, operations and maintenance expenditures of global electric power generating companies, including renewable and thermal powered heat generation industries and industrial facilities with environmental compliance policies requirements. Several factors may influence these expenditures, including:

•	climate change initiatives promoting environmental policies, including renewable energy options utilizing waste-to-energy or biomass, to meet legislative requirements and clean energy portfolio standards in the United States, Europe, Middle East and Asia;

•	regulations requiring environmental improvements in various industries and global markets;

•	expectations regarding future governmental requirements to further limit or reduce greenhouse gas and other emissions in the United States, Europe and other international climate change sensitive countries;

•	prices for electricity, along with the cost of production and distribution, including the cost of fuels, within the United States, Europe, Middle East and Asia;

•	demand for electricity and other end products of steam-generating facilities;

•	level of capacity utilization at operating power plants and other industrial uses of steam production;

•	maintenance and upkeep requirements at operating power plants, including to address the accumulated effects of usage;

•	overall strength of the industrial industry;

•	ability of electric power generating companies and other steam users to raise capital; and

•	the impact of geopolitical conflicts, including the ongoing conflicts in Ukraine and the Middle East.

Customer demand is heavily affected by the variations in our customers’ business cycles, power demand in their operating territories and by the overall economies and energy, environmental and noise abatement needs of the countries in which they operate.

Recent Developments

A-S-H Disposal

On October 31, 2025, the Company, through certain wholly owned subsidiaries of the Company, Allen-Sherman-Hoff, LLC, The Babcock & Wilcox Company (“BWC”) and Babcock & Wilcox Canada Corp. (collectively, the “Sellers”) completed the sale to Andritz AG through certain of its wholly-owned subsidiaries, Cinder Acquisitions LLC and Andritz Canada Inc. (collectively, the “Buyers”) of the assets comprising the Company’s ash handling business known as Allen-Sherman-Hoff (“ASH”, and such sale, the “ASH Disposal”), pursuant to that certain purchase agreement dated October 31, 2025 (the “Purchase Agreement”).

The total base purchase price paid pursuant to the Purchase Agreement was approximately $29,000,000, subject to certain offsets and adjustments. The Purchase Agreement also includes an undertaking for the Sellers and their affiliates not to compete with the ASH business or to solicit customers or employees with respect to the ASH business for a period of four years.

In connection with the ASH Disposal, BWC was also appointed as the exclusive sales representative and reseller for a three-year term within certain designated territories for both the ASH business and for the Company’s former Diamond Power International, LLC, subsidiary, which was acquired by a subsidiary of Andritz AG in a transaction that closed on July 31, 2025.

The above summary does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Applied Digital

On November 4, 2025, The Babcock & Wilcox Company, a subsidiary of the Company (“BWC”), and Applied Digital Corporation (“Applied Digital”) entered into a limited notice to proceed (the “LNTP”) to begin work (the “preliminary activities”) for the delivery and installation of natural gas technology that will provide 1 gigawatt of efficient energy for a planned AI data center project (the “Project”). BWC and Applied Digital intend to enter into a definitive written agreement in relation to the Project (the “Definitive Agreement”), which will supersede the LNTP once executed, provided that if a Definitive Agreement is not entered into on or before January 1, 2026, BWC may discontinue performance of the preliminary activities.

On November 4, 2025, in connection with the entry into the LNTP, the Company issued to Applied Digital, in a private placement, (i) 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $2,057,000 and (ii) a warrant (the “Initial Warrant”) exercisable to purchase 2,600,000 shares of Common Stock (the “Initial Warrant Shares”) at an exercise price of $4.11, subject to adjustment in accordance with the terms and conditions set forth in the Initial Warrant. In addition, the Company agreed to file a resale registration statement with the U.S. Securities and Exchange Commission to register the resale of the Common Stock and the Initial Warrant Shares pursuant to a Registration Rights Agreement, dated November 4, 2025, between the Company and Applied Digital (the “Registration Rights Agreement”). The Initial Warrant and the Registration Rights Agreement were executed pursuant to a Letter Agreement, dated November 4, 2025, between the Company and Applied Digital (the “Letter Agreement”).

Pursuant to the Letter Agreement, upon the execution of the Definitive Agreement and full authorization to proceed thereunder, the Company has agreed to issue an additional warrant to acquire 7,860,000 shares of Common Stock (the “Additional Warrant Shares” and together with the Initial Warrant Shares, the “Warrant Shares”), on the same terms as the Initial Warrant (the “Additional Warrant” and, together with the Initial Warrant, the “Warrants”). The Warrants are subject to certain limitations in order to comply with the rules of The New York Stock Exchange. The Company has agreed to register the resale of the Additional Warrant Shares pursuant to the Registration Rights Agreement.

The above summary does not purport to be a complete description of the Letter Agreement, the Form of Warrant and the Registration Rights Agreement and is qualified in its entirety by reference to the complete text of the Letter Agreement, Form of Warrant and the Registration Rights Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Redemption of 8.125% Notes due 2026

On November 4, 2025, Company issued a notice of redemption (the “Redemption Notice”) for all approximately $26 million aggregate principal amount outstanding of its 8.125% Senior Notes due 2026 (the “Notes”), which were issued pursuant to an indenture, dated as of February 12, 2021, as supplemented by the First Supplemental indenture, dated as of February 12, 2021 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Redemption”).

Pursuant to the Redemption Notice, on December 5, 2025 (the “Redemption Date”), the Company will redeem all Notes at a redemption price equal to 100% of the principal amount of such Notes (the “Redemption Price”) together with any accrued and unpaid interest up to, but excluding, the Redemption Date. On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed and interest thereon will cease to accrue on and after the Redemption Date. Upon completion of the Redemption, no Notes will remain outstanding.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1200 East Market Street, Akron, Ohio 44305. Our telephone number is (330) 753-4511. Our website is http://www.babcock.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Additional Information

For additional information about us, please refer to the documents set forth under “Information Incorporated by Reference” in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports for the fiscal quarters ended March 31, 2025 and June 30, 2025 and our Current Reports on Form 8-K filed during the fiscal year 2025, which are incorporated by reference herein.

THE OFFERING

Issuer	Babcock & Wilcox Enterprises, Inc.

Common Stock Offered by us	Up to $200,000,000 of our common stock, par value $0.01 per share (the “Common Stock”).

Common Stock to be Outstanding after this Offering

Up to 162,120,173 shares, assuming sales of 51,020,408 shares Common Stock in this offering at an offering price of $3.92 per share, the last reported sale price of our Common Stock on NYSE on November 3, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time through an Agent, as sales agents, subject to our instruction as to amount and timing. The Agents are not required to sell any specific number of shares of Common Stock, but the Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and us. See “Plan of Distribution.”

Use of Proceeds

The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of Common Stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We intend to use the proceeds of this offering to prepay amounts outstanding under our Credit Agreement and subsequently reborrow such amounts under our Credit Agreement, and intend to use any such reborrowed amounts for working capital and general corporate purposes. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement as well as the risks identified in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and any other filings we make with the SEC from time to time, which are incorporated by reference into this prospectus supplement.

Listing	The Common Stock is listed on the NYSE under the symbol “BW”.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Conflicts of Interest	B. Riley will act as a sales agent in connection with the offering of the shares of Common Stock. B. Riley is an affiliate of B Riley Financial, Inc. (“B. Riley Financial”), who controls approximately 24.7% of our outstanding Common Stock. In addition, B. Riley Financial is a guarantor of certain of our indebtedness. Therefore, B. Riley has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. B. Riley may not make sales of shares of Common Stock in this offering to any of its discretionary accounts without the prior written approval of the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this Prospectus Supplement and exercise the usual standards of due diligence with respect thereto. Lake Street has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Lake Street for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to be made for such liabilities.

The number of shares of our Common Stock to be outstanding immediately after this offering on a pro forma basis, using an assumed share count based on the last available closing price, is based on 111,099,765 shares of our Common Stock outstanding as of September 30, 2025 and excludes:

•	2,192,052 shares of Common Stock available for award under the Company’s Amended and Restated 2021 Long-Term Incentive Plan;

•	34,692 shares issuable upon the exercise of outstanding options as of September 30, 2025 with a weighted average exercise price of $63.66;

•	2,108,029 shares issuable upon the vesting of outstanding restricted stock units as of September 30, 2025; and

•	520,000 shares issuable upon the vesting of outstanding performance restricted stock units as of September 30, 2025.

The number of shares of Common Stock to be outstanding immediately following this offering does not include (x) up to approximately $7.0 million of our Common Stock that remain available for sale as of September 30, 2025 under our “at-the-market” offering with Lake Street and Craig-Hallum, as sales agents and (y) the following shares issued to, or issuable upon exercise of warrants by, Applied Digital pursuant to the Letter Agreement dated November 4, 2025: (i) 500,000 shares of Common Stock, (ii) 2,600,000 shares of Common Stock issuable upon the exercise of the Initial Warrant and (iii) 7,860,000 shares of Common Stock issuable upon exercise of the Additional Warrant, upon the issuance of such warrant.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk, including the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report for the fiscal quarter ended June 30, 2025, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. Before purchasing the shares, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could materially and adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the shares. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial which may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our results of operations or our future growth prospects could be materially and adversely affected. As a result, you could lose some or all of any investment you may have made or may make in our Company.

Risks Related to Our Business

You should read and consider the significant risk factors specific to our business before making an investment decision. Those risks are described in the section entitled “Risk Factors—Risks Relating to Our Industry and Our Business” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in Part 2, Item 1A. of our Quarterly Report for the fiscal quarter ended June 30, 2025. Other than the additional risk factors set forth below, there have been no material changes to the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows, prospects or the value of our Common Stock.

There can be no assurance that our efforts to improve our financial position will be successful or that we will be able to obtain additional capital or refinance any of our debt in the future on commercially reasonable terms or at all.

In January 2024, we entered into a Credit Agreement, as described in Note 15 to the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report for fiscal year 2024 filed with the SEC on March 31, 2024, which has been amended from time to time. The Ninth Amendment provides that the maturity date of the Credit Agreement remains January 18, 2027, provided that, if, by November 30, 2026, the 6.50% Senior Notes have not been repaid, defeased, or otherwise satisfied in full or refinanced, or the maturity date of the 6.50% Senior Notes has not otherwise been extended to a date on or after July 18, 2027, then the maturity date of the Credit Agreement will be November 30, 2026.

In May 2025, we completed privately negotiated exchange transactions related to our 6.50% Senior Notes and 8.125% Senior Notes (together, the "2026 Notes") in which we issued 8.75% Senior Notes as consideration of the cancellation of approximately $48 million aggregate principal amount of the 6.50% Senior Notes and approximately $84 million aggregate principal amount of the 8.125% Senior Notes for approximately $101 million aggregate principal amount of newly-issued 8.75% Senior Notes. In August 2025, we completed a cash tender offer for the remaining 2026 Notes that we have outstanding with $5.6 million of the 8.125% Senior Notes and $2.7 million of the 6.50% Senior Notes validly tendered and not validly withdrawn, as well as a privately negotiated exchange transaction related to the 2026 Notes in which we issued the 8.75% Senior Notes as consideration of the cancellation of approximately $5 million aggregate principal amount of the 8.125% Senior Notes and approximately $10 million aggregate principal amount of the 6.50% Senior Notes. In October 2025, we completed the redemption of $70 million of the 8.125% Senior Notes.

Although we have amended the terms of and refinanced our debt in the past, there can be no assurance that our efforts to improve our financial position will be successful or that we will be able to obtain additional capital or refinance any of our debt in the future on commercially reasonable terms or at all. If we are unable to do so on commercially reasonable terms or at all, it may materially and adversely affect our reputation, liquidity, business, financial condition or results of operations, we may breach our obligations under such debt and it may be necessary for us to reorganize, including through bankruptcy proceedings.

Growth of the data center market is difficult to project and may not be sustained, and we may not be successful in achieving our growth, revenue, or profitability objectives in the future related to it.

The increasing use and development of AI has created significant demand for power generation; however, the growth and development of this rapidly evolving industry is difficult to project. Our expectations regarding this market may not prove to be accurate or the market may not be sustainable. Our operating results may fluctuate moving forward as we develop this business. Our expectations around growth for this market may also place significant demands on our management team and require significant capital investment as well as other resources. We may not be able to address these challenges in a cost-effective manner or at all, which could have an impact on our future objectives for growth, revenue, or profitability as well as our financial results and operations.

Risks Related to this Offering

Our financial information represents management’s current reconciliation and are subject to change.

Our actual financial results as of, and for the three months and nine months ended September 30, 2025 are subject to the completion of our financial statements as of such date and for such period. Such actual financial results will not be available until after this offering commences. Our financial closing procedures for the three months ended and as of September 30, 2025 are not yet complete and, as a result, the actual results for the three months and nine months ended September 30, 2025 included in the financial results for the three months ended September 30, 2025 are not expected to, but may, vary from the unaudited financial results presented herein. Our actual financial results as of, and for the three months ended, September 30, 2025 may differ from the financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized.

The financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. BDO USA, P.C. (“BDO”), our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the financial information. Accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three months ended, September 30, 2025 will be included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these and the actual financial results we will report for the fiscal quarter ended September 30, 2025.

It is not possible to predict the actual number of shares of Common Stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the designated Agent at any time throughout the term of the Sales Agreement. The number of shares of Common Stock that are sold through the Agents will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with the Agents in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

The Common Stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum price of our Common Stock offered hereby and there is no maximum sales price for shares of Common Stock to be sold in this offering. Investors may experience a decline in the value of shares that they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price and trading volume of our Common Stock may be volatile.

The U.S. stock markets, including the NYSE, on which our Common Stock is listed under the symbol “BW,” have experienced significant price and volume fluctuations. As a result, the market price of shares of our Common Stock is likely to be similarly volatile, and investors in shares of our Common Stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. We cannot assure you that the market price of our Common Stock will not fluctuate or decline significantly in the future.

In addition to the other risks included or incorporated by reference herein, a number of factors could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock, including:

•	fluctuations in our quarterly or annual earnings or those of other companies in our industry;

•	failures of our operating results to meet the estimates of securities analysts or the expectations of our shareholders or changes by securities analysts in their estimates of our future earnings;

•	announcements by us or our customers, suppliers or competitors;

•	the depth and liquidity of the market for our Common Stock;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	general economic, industry and stock market conditions;

•	future sales of our Common Stock by our shareholders;

•	the concentration of ownership of our Common Stock;

•	future issuances of our Common Stock by us;

•	our ability to pay dividends in the future; and

•	the realization of any of the other risk factors included in or incorporated by reference into this prospectus supplement.

Many of the factors listed above are beyond our control. These factors may cause the price of our Common Stock to decline, regardless of our results of operations, business, or prospects. It is impossible to assure that the market price of our Common Stock will not fall in the future.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their Common Stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

You may experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

Because the price per share of our Common Stock being offered may be substantially higher than the book value (deficit) per share of our Common Stock, you will experience immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Assuming that an aggregate of 51,020,408 shares of Common Stock are sold at a price of $3.92 per share, which was the closing sale price of our Common Stock on the NYSE on November 3, 2025, for aggregate gross proceeds of $200,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate dilution of $(4.59) per share, representing the difference between the as adjusted net tangible book value per share of Common Stock on September 30, 2025, after giving effect to this offering and the assumed offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution” on page S-29.

Our certificate of incorporation also authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our Common Stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our Common Stock. For example, we could grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of the Common Stock.

Substantial sales, or the perception of sales, of our Common Stock by us or certain of our existing shareholders could cause our stock price to decline and future issuances may dilute our common shareholders’ ownership in the Company.

Any sales of substantial amounts of our Common Stock, including as a result of having an “at-the-market” offering program, or the perception that these sales might occur, could lower the market price of our Common Stock and impede our ability to raise capital through the issuance of equity securities. Any sales, or perception of sales, by our existing shareholders could also impact the perception of shareholder support for us, which could in turn negatively affect our customer and supplier relationships. Further, if we were to issue additional equity securities (or securities convertible into or exchangeable or exercisable for equity securities) to raise additional capital, our shareholders’ ownership interests in the Company will be diluted and the value of our Common Stock may be reduced.

Future offerings of debt securities or preferred equity securities, which would be senior to our Common Stock, may adversely affect the market price of our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt or preferred equity securities, including medium term notes, senior or subordinated notes and classes of preferred stock. Debt securities or shares of preferred stock will generally be entitled to receive interest payments or distributions, both current and in connection with any liquidation or sale, prior to the holders of our Common Stock. We are not required to offer any such additional debt or preferred equity securities to existing common stockholders on a preemptive basis, and we may generally issue any such debt or preferred equity securities in the future without obtaining the consent of our common stockholders. As a result, any such future offerings of debt securities or preferred equity securities may adversely affect the market price of the Common Stock.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of our Common Stock in this offering for working capital and general corporate purposes. We retain broad discretion over the use of the net proceeds from the sale of shares of Common Stock and, accordingly, you will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

We do not currently pay regular dividends on our Common Stock, so holders of our Common Stock may not receive funds without selling their shares of our Common Stock.

We have no current intent to pay a regular dividend, and dividend payments are restricted by our lending agreements. Our board of directors will determine the payment of future dividends on our Common Stock, if any, and the amount of any dividends in light of applicable law, contractual restrictions limiting our ability to pay dividends, our earnings and cash flows, our capital requirements, our financial condition, and other factors our board of directors deems relevant. Accordingly, our shareholders may have to sell some or all of their shares of our Common Stock in order to generate cash flow from their investment.

We are subject to continuing compliance monitoring by the NYSE. If we fail to maintain compliance with the NYSE’s minimum share price requirement we may be at risk of the NYSE delisting our Common Stock, which would have an adverse impact on the trading volume, liquidity and market price of our Common Stock.

Our Common Stock is currently listed for trading on the NYSE, and the continued listing of our Common Stock on the NYSE is subject to our compliance with the listing standards. We are currently in compliance with the continued listing standards of the NYSE; however, if we are unable to maintain compliance with the NYSE criteria for continued listing, our Common Stock may be subject to delisting. Delisting may have an adverse effect on the liquidity of our Common Stock and, as a result, the market price for our Common Stock might decline. A delisting of our Common Stock from the NYSE could negatively impact us as it would likely reduce the liquidity and market price of our Common Stock; reduce the number of investors willing to hold or acquire our Common Stock; and negatively impact our ability to access equity markets and obtain financing.

Provisions in our corporate documents and Delaware law could delay or prevent a change in control of the Company, even if that change may be considered beneficial by some shareholders.

The existence of some provisions of our certificate of incorporation and bylaws and Delaware law could discourage, delay or prevent a change in control of the Company that a shareholder may consider favorable.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of our Common Stock.

We believe these provisions protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal and are not intended to make the Company immune from takeovers. However, these provisions apply even if the offer may be considered beneficial by some shareholders and could delay or prevent an acquisition that our board of directors determines is not in the best interests of the Company and our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial position and results of operations should be read in conjunction with the selected consolidated financial data included in our Current Report on Form 8-K filed on November 4, 2025. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those described in more detail under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. See also “Cautionary Note Regarding Forward-Looking Information” herein. Unless otherwise noted, discussion of our business and results of operations refers to our continuing operations.

BUSINESS OVERVIEW

We are a globally-focused renewable, environmental and thermal technologies provider with over 155 years of experience providing diversified energy and emissions control solutions to a broad range of industrial, electrical utility, municipal and other customers. Our innovative products and services are organized into three market-facing segments. Our reportable segments are as follows:

•	Babcock & Wilcox Thermal: Our vast installed base of steam generation equipment includes aftermarket parts, construction, maintenance and field services for plants in the power generation, oil and gas and industrial sectors. We have an extensive global base of installed equipment for utilities and general industrial applications including refining, petrochemical, food processing, metals and others. We provide aftermarket parts, construction, maintenance, engineered upgrades and field services for our installed base as well as the installed base of other original equipment manufacturers; the substantial and stable cash flows generated from these businesses help to fund our investments in new clean energy initiatives. In addition to our aftermarket offerings, we also provide complete steam generation systems including package boilers, watertube and firetube waste heat boilers, and other boilers to medium and heavy industrial customers. Our unique range of offerings, coupled with the strength of our brand, provides a competitive advantage in existing and emerging markets.

•	Babcock & Wilcox Renewable: Our innovative BrightLoop™ hydrogen generation technology supports global climate goals including the decarbonization of industrial and utility steam and power producers. BrightLoop™ offers significant advantages over other hydrogen generation technologies as it generates competitively priced hydrogen from a wide range of fuels, including solid fuels such as biomass and coal, with a high rate of carbon captured resulting in low, or even negative, carbon-intensity hydrogen. We also offer best-in-class technologies for efficient and environmentally sustainable power and heat generation, oxygen-fired biomass-to-energy (OxyBright™), and black liquor systems for the pulp and paper industry. Our leading waste-to-energy technologies support a circular economy, diverting waste from landfills to use for power generation and replacing fossil fuels, while recovering recyclable metals and reducing emissions.

•	Babcock & Wilcox Environmental: We provide a full suite of emissions control and environmental technology solutions for utility, waste-to-energy, biomass-to-energy, carbon black, and industrial steam generation applications around the world. Our broad experience includes systems for ash handling, particulate control, nitrogen oxides and sulfur dioxides removal, chemical looping for carbon control and mercury control. Our ClimateBright™ products including SolveBright™, OxyBright™, BrightLoop™ and BrightGen™ place us at the forefront of hydrogen production and decarbonization technologies and development with many of these products already commercially available and others ready for commercial deployment. We believe these technologies position us to compete in the bioenergy sector within the carbon capture and sequestration (BECCS) market. Our portfolio of clean power production solutions continues to evolve to reach customers at all stages of their energy transition.

Market Update

Management continues to adapt to macroeconomic conditions, including the impacts from inflation, higher interest rates and foreign exchange rate volatility, current and potential tariff actions and geopolitical conflicts. In certain instances, these situations have resulted in cost increases and delays or disruptions that have had, and could continue to have, an adverse impact on our ability to meet customers’ demands. We continue to actively monitor the impact of these market conditions on current and future periods and actively manage costs and our liquidity position to provide additional flexibility while still supporting our customers and their specific needs. The duration and scope of these conditions cannot be predicted, and therefore, any anticipated negative financial impact on our operating results cannot be reasonably estimated.

Discontinued Operations

Diamond Power

On June 4, 2025 we entered into a Purchase Agreement to sell our Diamond Power business for a base purchase price of $177 million, subject to certain offsets and adjustments. We closed the sale of our Diamond Power business on July 31, 2025 and recorded a gain of $53.2 million.

The revenue and operating results presented for Diamond Power for the three and nine months ended September 30, 2025 represent the financial results for January through July 2025 operations.

Vølund

During the fourth quarter of 2024, we committed to a plan to sell our Vølund business, resulting in a significant change that would impact our business. The Purchase Agreements provide for a base purchase price equal to $15.0 million plus $0.1 million (400,000 Danish krone). We sold our Vølund business on April 29, 2025. We recorded a net loss of $36.9 million which included a write off of currency translation adjustment (“CTA”) of $52.6 million. As we wind down certain contracts, we will incur additional expenses to settle the sale of the business.

The revenue and operating results for the three and nine months ended September 30, 2025 represent the financial results for January through April 2025 operations as well as the net loss on the sale primarily from the write off of CTA. As we wind down certain contracts, we will incur additional expenses to settle the sale of the business.

B&W Solar

We continue to meet all of the criteria for the assets and liabilities of this business, formerly part of our B&W Renewable segment, to be accounted for as held for sale. In addition, we also determined that the operations of the B&W Solar business qualified as a discontinued operation, primarily based upon its significance to our current and historic operating losses.

For the three months ended September 30, 2025, revenue decreased to $2.1 million from $27.1 million in the three months ended September 30, 2024 as a result of significantly less work year over year as we completed remaining projects. Operating (loss) income for the three months ended September 30, 2025 decreased to $(4.9) million from $5.7 million in the three months ended September 30, 2024, due to lower revenue described above as well as additional costs needed to complete the remaining projects.

For the nine months ended September 30, 2025, revenue decreased to $12.1 million from $61.0 million in the nine months ended September 30, 2024 as a result of significantly less work year over year as we completed remaining projects. Operating (loss) income for the nine months ended September 30, 2025 decreased to $(27.1) million from $5.4 million in the nine months ended September 30, 2024, primarily as a result of lower revenue as well as additional costs needed to complete the remaining projects.

BWRS, SPIG and GMAB

In addition to the B&W Solar and Vølund businesses, discontinued operations include the following subsidiaries divested in 2024: BWRS, SPIG, and GMAB. These sale transactions were part of a previously announced strategy to divest certain non-core businesses to reduce our debt, improve our balance sheet and increase liquidity. Results of operations and cash flows for these businesses and the financial position of the divested subsidiaries are reported as discontinued operations for all periods presented have been adjusted on a retrospective basis.

RESULTS OF OPERATIONS

Condensed Consolidated Results of Operations

The following discussion is of our consolidated results of operations below.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Revenues	$149,011	$152,631	$(3,620)	$448,871	$444,919	$3,952
Costs and expenses:
Cost of operations	$111,869	$116,517	$(4,648)	$337,921	$345,572	$(7,651)
Selling, general and administrative expenses	$29,782	$33,335	$(3,553)	$92,807	$98,485	$(5,678)
Research and development costs	$303	$1,212	$(909)	$1,601	$2,754	$(1,153)
Impairment of long-lived assets	$—	$—	$—	$950	$—	$950
Loss on asset disposals, net	$557	$—	$557	$730	$—	$730
Operating income (loss)	$6,500	$1,567	$4,933	$14,862	$(1,892)	$16,754
Loss from continuing operations	$(2,342)	$(7,911)	$5,569	$(22,399)	$(43,562)	$21,163

Three Months Ended September 30, 2025 and 2024

Revenues decreased by $3.6 million to $149.0 million in the three months ended September 30, 2025 compared to $152.6 million in the three months ended September 30, 2024. The decrease is primarily driven by lower large project volume in B&W Environmental of $20.6 million, due to larger projects being completed last year and the timing of booking replacement projects starting later 2025, partially offset by higher parts volume of $7.1 million and higher volume related to natural gas conversion projects of $7.5 million. This improvement is primarily due to the increasing need for electricity from fossil fuels driven by the demand from artificial intelligence, data centers and expanding economies.

Costs of operations decreased by $4.6 million to $111.9 million in the three months ended September 30, 2025 compared to $116.5 million in the three months ended September 30, 2024. The decrease is primarily driven by the lower revenue as described above as well as the product mix of lower project volume, higher parts volume which has higher gross margin that contributed to the improvement, and lower costs needed to complete certain projects.

SG&A expenses decreased by $3.6 million to $29.8 million in the three months ended September 30, 2025 compared to $33.3 million in the three months ended September 30, 2024. The decrease is primarily driven by the reduction in Corporate overhead costs.

Research and development costs decreased by $0.9 million to $0.3 million in the three months ended September 30, 2025 compared to $1.2 million in the three months ended September 30, 2024. The decrease is primarily driven by the increased commercialization of our BrightLoop™ technology.

Loss on asset disposals, net increased in the three months ended September 30, 2025 compared to the three months ended September 30, 2024 due to small disposals in 2025.

Operating income increased by $4.9 million to $6.5 million in the three months ended September 30, 2025 compared to $1.6 million in the three months ended September 30, 2024. The increase is a result of the reduced costs previously noted.

Loss from continuing operations decreased by $5.6 million to $2.3 million in the three months ended September 30, 2025 compared to a loss of $7.9 million in the three months ended September 30, 2024, primarily driven by the improvement in the operating income results noted above. We benefited from an interest expense reduction and a gain on debt extinguishment offset by an increase to tax expense.

Nine Months Ended September 30, 2025 and 2024

Revenues increased by $4.0 million to $448.9 million in the nine months ended September 30, 2025 compared to $444.9 million in the nine months ended September 30, 2024. The increase is primarily driven by larger parts volume of $33.6 million and higher volume related to natural gas conversion projects of $16.7 million, partially offset by lower large project volume in B&W Environmental in 2025 of $42.1 million.

Costs of operations decreased by $7.7 million to $337.9 million in the nine months ended September 30, 2025 compared to $345.6 million in the nine months ended September 30, 2024. The decrease is primarily driven by the mix of the business as parts sales grew more which have higher gross margin, larger project revenue decreased and lower costs were needed to finish larger projects.

SG&A expenses decreased by $5.7 million to $92.8 million in the nine months ended September 30, 2025 compared to $98.5 million in the nine months ended September 30, 2024. The decrease is primarily driven by the legal settlement of $6.5 million in 2024, offset by increased expenses in employee benefits in the current year.

Research and development costs decreased by $1.2 million to $1.6 million in the nine months ended September 30, 2025 compared to $2.8 million in the nine months ended September 30, 2024. The decrease is primarily driven by the increased commercialization of our BrightLoop™ technology.

Impairment of long-lived assets increased in the nine months ended September 30, 2025 compared to a nominal amount in the nine months ended September 30, 2024. The increase is driven by the reduction in our real estate footprint.

Loss on asset disposals increased in the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 due to small disposals in 2025.

Operating income increased by $16.8 million to $14.9 million in the nine months ended September 30, 2025 compared to an operating loss of $1.9 million in the nine months ended September 30, 2024, primarily due to the revenue increase as described above and an increase in gross profit due to the improvement in cost of operations in product mix.

Loss from continuing operations decreased by $21.2 million to $22.4 million compared to a loss of $43.6 million in the nine months ended September 30, 2024, primarily due to the revenue increase as described above and an increase in gross profit due to the improvement in cost of operations in product mix. We benefited from an interest expense reduction and a gain on debt extinguishment compared to a loss in 2024.

Other Expenses Impacting Operating Results

Interest Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Components associated with borrowings from:
Senior Notes due 2026	$3,893	$6,407	$15,414	$19,098
Senior Notes due 2030	2,426	—	3,464	—
Revolving Credit Facility	469	678	2,734	3,639
	6,788	7,085	21,612	22,737
Components associated with amortization or accretion of:
Revolving Credit Agreement	901	1,326	3,987	3,951
Senior Notes due 2026	396	653	1,540	1,947
Senior Notes due 2030	(1,247)	—	(1,824)	—
	50	1,979	3,703	5,898

Components associated with interest from:
Lease liabilities	603	580	1,839	1,683
Letter of credit interest and fees	1,309	386	3,201	3,195
Other interest expense	391	27	820	524
Capitalized interest	(641)	—	(641)	—
	1,662	993	5,219	5,402

Total interest expense	$8,500	$10,057	$30,534	$34,037

Interest expense for the three and nine months ended September 30, 2025 is lower compared to the three and nine months ended September 30, 2024 due to the debt refinancing transactions that occurred in 2025 that results in lower base principal and will result in accretion of the gain over the life of the debt.

Income Taxes

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except for percentages)	2025	2024	$ Change	2025	2024	$ Change
Loss from continuing operations before income tax expense (benefit)	$(1,314)	$(8,419)	$7,105	$(15,527)	$(40,925)	$25,398
Income tax expense (benefit)	$1,028	$(508)	$1,536	$6,872	$2,637	$4,235
Effective tax rate	(78.2)%	6.0%		(44.3)%	(6.4)%

Deferred tax assets are evaluated each period to determine whether realization is more likely than not. Valuation allowances are established when management determines it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Valuation allowances may be removed in the future if sufficient positive evidence exists to outweigh the negative evidence under the framework of ASC 740, Income Taxes (“ASC 740”).

Our effective tax rate for the first nine months of 2025 is not reflective of the U.S. statutory rate primarily due to certain foreign entities having a tax rate higher than the U.S. statutory rate, valuation allowances against certain net deferred tax assets and unfavorable discrete items. In certain jurisdictions where we anticipate a loss for the year or incur a loss for the year-to-date period for which a tax benefit cannot be realized in accordance with ASC 740, we exclude the loss in that jurisdiction from the overall computation of the estimated annual effective tax rate.

Bookings and Backlog

Bookings and backlog are our measures of remaining performance obligations under our sales contracts. We believe these metrics provide investors, lenders and other users of our financial statements with a leading indicator of future revenues. It is possible that our methodology for determining bookings and backlog may not be comparable to methods used by other companies.

We generally include expected revenue from contracts in our backlog when we receive written confirmation from our customers authorizing the performance of work and committing the customers to payment for work performed. Backlog may not be indicative of future operating results, and contracts in our backlog may be canceled, modified or otherwise altered by customers. Backlog can vary significantly from period to period, particularly when large new-build conversion projects or operations and maintenance contracts are booked because they may be fulfilled over multiple years. Because we operate globally, our backlog is also affected by changes in foreign currencies each period.

Bookings represent changes to the backlog. Bookings include additions related to booking new business or increases in project scope, subtractions due to customer cancellations or reductions in scope, changes in estimates that affect selling price and revaluation of backlog denominated in foreign currency. We believe comparing bookings on a quarterly basis or for periods less than one year is less meaningful than for longer periods, and that shorter-term changes in bookings may not necessarily indicate a material trend.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in approximate millions)	2025	2024	2025	2024
B&W Thermal	$95.9	$88.5	$265.9	$268.9
B&W Renewable	10.5	19.2	50.7	66.7
B&W Environmental	23.4	12.3	50.6	49.4
Other/eliminations	—	—	(1.9)	(3.3)
Bookings	$129.8	$120.0	$365.3	$381.7

Backlog as of September 30, 2025 and 2024 was as follows:

	September 30,
(in approximate millions)	2025	2024
B&W Thermal	$333.7	$168.7
B&W Renewable	26.9	25.2
B&W Environmental	30.2	45.3
Other/eliminations	2.7	12.4
Backlog	$393.5	$251.6

Of the backlog at September 30, 2025, we expect to recognize revenues as follows:

(in approximate millions)	2025	2026	Thereafter	Total
B&W Thermal	$109.7	$212.0	$12.0	$333.7
B&W Renewable	8.1	17.8	1.0	26.9
B&W Environmental	9.0	19.9	1.3	30.2
Other/eliminations	2.7	—	—	2.7
Expected revenue from backlog	$129.5	$249.7	$14.3	$393.5

Non-GAAP Financial Measures

We use non-GAAP financial measures internally to evaluate our performance and make financial and operational decisions. When viewed in conjunction with GAAP results and the accompanying reconciliations, we believe that the presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial position and results of operations than GAAP measures alone. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the related financial results prepared in accordance with GAAP.

The following discussion of our business segment results of operations includes a discussion of EBITDA and Adjusted EBITDA. EBITDA focuses on the earnings generated from core business operations, without considering the effects of financing, accounting decisions or tax. Adjusted EBITDA differs from the most directly comparable measure calculated in accordance with GAAP. A reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA is included below. Management believes that this financial measure is useful to investors because it excludes certain expenses, allowing investors to more easily compare our financial performance period to period. When viewed in conjunction with GAAP results, we believe the presentation of Adjusted EBITDA provides investors with greater transparency and a greater understanding of factors affecting our financial position and results of operations than GAAP measures alone.

Adjusted EBITDA on a consolidated basis is defined as the sum of the Adjusted EBITDA for each of the segments, further adjusted for corporate allocations and research and development costs. At a segment level, the Adjusted EBITDA metrics presented in this report are consistent with the manner in which our CODM primarily reviews the results of operations and makes strategic decisions about the business. Our CODM reviews actuals to budgets and forecasts on a quarterly basis and when making decisions. Adjusted EBITDA is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses arising from the sale of non-income producing assets, net pension benefits, restructuring activities, impairments, gains and losses on debt extinguishment, legal and settlement costs, costs related to financial consulting, and other costs that may not be directly controllable by segment management and are not allocated to the segment. We present consolidated Adjusted EBITDA because we believe it is useful to investors to help facilitate comparisons of the ongoing, operating performance before corporate overhead and other expenses not attributable to the operating performance of our revenue generating segments. Additionally, the Company redefined its definition of Adjusted EBITDA to eliminate the effects of certain items including interest on letters of credit included in Cost of operations and product development costs. Prior period results have been revised to conform with the revised definition and present separate reconciling items in our reconciliation.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$35,092	$(5,332)	$(45,407)	$3,242
Income (loss) from discontinued operations, net of tax	37,434	2,579	(23,008)	46,804
Loss from continuing operations	(2,342)	(7,911)	(22,399)	(43,562)
Interest expense, net	8,144	9,898	29,401	33,571
Income tax expense	1,028	(508)	6,872	2,637
Depreciation & amortization	2,877	2,812	7,329	8,791
EBITDA	9,707	4,291	21,203	1,437

Impairment of long-lived assets	—	—	950	—
Benefit plans, net	783	(67)	2,338	(203)
Loss on asset disposals, net	557	—	730	—
Stock compensation	746	938	2,267	3,637
Restructuring activities	—	134	111	1,144
Settlements and related legal costs	322	(61)	858	3,235
(Gain) loss on debt extinguishment	(1,730)	665	(1,730)	6,789
Foreign exchange	466	(1,230)	(396)	(2,235)
Financial advisory services	1,588	2,535	6,755	2,884
Other - net	210	757	776	2,034
Adjusted EBITDA	$12,649	$7,962	$33,862	$18,722

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA
B&W Thermal	$15,168	$13,382	$40,234	$31,876
B&W Renewable	650	(343)	1,362	(391)
B&W Environmental	2,836	583	6,900	2,873
Corporate	(6,005)	(5,660)	(14,634)	(15,636)
	$12,649	$7,962	$33,862	$18,722

Corporate

Corporate costs in Adjusted EBITDA include SG&A expenses that are not allocated to the reportable segments. These costs include, among others, certain executive, compliance, strategic, reporting and legal expenses associated with governance of the total organization and being an SEC registrant, and research and development activity costs.

Impairment of long-lived assets

Impairment of long-lived assets refers to when the carrying amount of an asset exceeds the fair value or recoverable amount.

Benefit plans, net

We recognize benefits from our defined benefit and other postretirement benefit plans based on actuarial calculations primarily because our expected return on assets is greater than our service cost. Service cost is low because our plan benefits are frozen except for a small number of hourly participants.

Our pension costs include Mark-to-Market (“MTM”) adjustments and are primarily a result of changes in the discount rate, curtailments and settlements. Any MTM charge or gain should not be considered to be representative of future MTM adjustments as such events are not currently predicted and are in each case subject to market conditions and actuarial assumptions as of the date of the event giving rise to the MTM adjustment.

Loss on asset disposals, net

We, at times, will sell or dispose of certain assets that are unrelated to our current or future operations. Therefore, we believe it is useful to exclude these gains and losses from our non-GAAP financial measures in order to highlight the performance of the continuing business.

Stock compensation

The grant date fair value of stock compensation varies based on the derived stock price at the time of grant, valuation methodologies, subjective assumptions, and reward types. This may make the impact of this form of compensation on our current financial results difficult to compare to previous and future periods. Therefore, we believe it is useful to exclude stock-based compensation from our non-GAAP financial measures in order to highlight the performance of the business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies.

Restructuring activities

Restructuring activities and business services transition actions across our business units and corporate functions primarily consist of severance and related costs associated with non-recurring actions taken to transform our operations with impacts on employees and facilities used in our businesses. Business services transition costs relate to new technology implementation, expected to provide future benefit and are included in Cost of operations and SG&A expenses in the Condensed Consolidated Statement of Operations.

Settlements and related legal costs (recoveries)

Settlements and related legal costs relate to expenses associated with resolving legal disputes, whether through negotiated settlements or court judgments.

Gain (loss) on debt extinguishment

Losses on debt extinguishment were due to the write-off of deferred financing fees and certain other exit costs associated with our extinguishment of the Debt Facilities.

Foreign exchange

We translate assets and liabilities of our foreign operations into U.S. dollars at current exchange rates, and we translate items in our Condensed Consolidated Statement of Operations at average exchange rates for the periods presented. We record adjustments resulting from the translation of foreign currency amounts as a component of Accumulated Other Comprehensive Loss. We report foreign currency transaction gains (losses) in income in the Condensed Consolidated Statements of Operations. Management excludes these expenses from Adjusted EBITDA as they do not reflect the ordinary course of business and are inherently unpredictable in timing and amount.

Foreign exchange gains and losses are primarily related to unhedged intercompany loans denominated in European currencies to fund foreign operations.

Financial advisory services

Financial advisory services relate to business planning and other professional services.

RESULTS BY SEGMENT

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Revenues:
B&W Thermal segment
Parts	$55,660	$52,938	$2,722	$155,225	$127,888	$27,337
Projects	37,648	26,276	11,372	90,939	80,956	9,983
Construction	24,963	30,162	(5,199)	99,667	103,458	(3,791)
	118,271	109,376	8,895	345,831	312,302	33,529
B&W Renewable segment
Parts	4,876	3,275	1,601	16,031	13,888	2,143
Projects	4,520	2,938	1,582	16,277	14,402	1,875
Construction	5,797	3,313	2,484	16,111	11,776	4,335
	15,193	9,526	5,667	48,419	40,066	8,353
B&W Environmental segment
Parts	7,909	5,458	2,451	29,098	24,989	4,109
Projects	7,638	28,272	(20,634)	25,525	67,628	(42,103)
	15,547	33,730	(18,183)	54,623	92,617	(37,994)
Eliminations of intersegment revenues	—	(1)	1	(2)	(66)	64
Total Revenue	$149,011	$152,631	$(3,620)	$448,871	$444,919	$3,952

B&W Thermal Segment Results

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Revenues	$118,271	$109,376	$8,895	$345,831	$312,302	$33,529
Adjusted EBITDA	$15,168	$13,382	$1,786	$40,234	$31,876	$8,358

Three Months Ended September 30, 2025 and 2024

Revenues in the B&W Thermal segment increased 8%, or $8.9 million, to $118.3 million in the three months ended September 30, 2025 from $109.4 million in the three months ended September 30, 2024. The increase is primarily due to higher volume of natural gas conversions of $7.5 million and higher parts volume of $2.7 million, partially offset by lower Construction volumes of $5.2 million.

Adjusted EBITDA in the B&W Thermal segment increased $1.8 million to $15.2 million in the three months ended September 30, 2025 from $13.4 million in the three months ended September 30, 2024. This is primarily driven by the increase in revenue as described above.

Nine Months Ended September 30, 2025 and 2024

Revenues in the B&W Thermal segment increased 11%, or $33.5 million, to $345.8 million in the nine months ended September 30, 2025 from $312.3 million nine months ended September 30, 2024, driven primarily by the increase in boiler related parts of $27.3 million due to higher volume of natural gas conversions of $16.7 million partially offset by lower Construction volume of $3.8 million.

Adjusted EBITDA in the B&W Thermal segment increased $8.4 million to $40.2 million in the nine months ended September 30, 2025 from $31.9 million in the nine months ended September 30, 2024. The increase in EBITDA is primarily driven by the increased revenue as described above.

B&W Renewable Segment Results

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Revenues	$15,193	$9,526	$5,667	$48,419	$40,066	$8,353
Adjusted EBITDA	$650	$(343)	$993	$1,362	$(391)	$1,753

Three Months Ended September 30, 2025 and 2024

Revenues in the B&W Renewable segment increased 59%, or $5.7 million, to $15.2 million in the three months ended September 30, 2025 from $9.5 million in the three months ended September 30, 2024. This is primarily attributable to the increase in our pulp and paper business of $4.7 million.

Adjusted EBITDA in the B&W Renewable segment increased $1.0 million, to $0.7 million in the three months ended September 30, 2025 from $(0.3) million the three months ended September 30, 2024 driven by the increase in revenue as described above.

Nine Months Ended September 30, 2025 and 2024

Revenues in the B&W Renewable segment increased 21%, or $8.4 million, to $48.4 million in the nine months ended September 30, 2025 from $40.1 million in the nine months ended September 30, 2024. This is primarily attributable to the increase in our pulp and paper business of $5.5 million.

Adjusted EBITDA in the B&W Renewable segment increased $1.8 million, to $1.4 million in the nine months ended September 30, 2025 from $(0.4) million in the nine months ended September 30, 2024. This is primarily attributable to the increase in revenue as described above.

B&W Environmental Segment Results

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Revenues	$ 15,547	$ 33,730	$ (18,183)	$ 54,623	$ 92,617	$ (37,994)
Adjusted EBITDA	$ 2,836	$ 583	$ 2,253	$ 6,900	$ 2,873	$ 4,027

Three Months Ended September 30, 2025 and 2024

Revenues in the B&W Environmental segment decreased 54%, or $18.2 million, to $15.5 million in the three months ended September 30, 2025 from $33.7 million in the three months ended September 30, 2024. This is primarily attributable to lower volume of projects in our flue gas treatment business of $13.7 million as projects that were completed in 2024 were not fully replaced in 2025 primarily due to timing of the replacement projects that have started later in 2025.

Adjusted EBITDA in the B&W Environmental segment increased $2.3 million, to $2.8 million in the three months ended September 30, 2025 from $0.6 million in the three months ended September 30, 2024. This is primarily due to lower SG&A as well as margin improvements on ASH projects of $2.6 million partially offset by the revenue decrease as described above.

Nine Months Ended September 30, 2025 and 2024

Revenues in the B&W Environmental segment decreased 41%, or $38.0 million, to $54.6 million in the nine months ended September 30, 2025 from $92.6 million in the nine months ended September 30, 2024. The decrease is primarily due to projects closing out in 2024 that were not fully replaced in 2025 as the replacement projects have started later in 2025.

Adjusted EBITDA in the B&W Environmental segment increased $4.0 million, to $6.9 million in the nine months ended September 30, 2025 from $2.9 million in the nine months ended September 30, 2024. The increase is primarily due to cost reductions offset partially by the lower revenue as described above.

Corporate Results

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	$ Change	2025	2024	$ Change
Adjusted EBITDA	$(6,005)	$(5,660)	$(345)	$(14,634)	$(15,636)	$1,002

Three Months Ended September 30, 2025 and 2024

Adjusted EBITDA in Corporate decreased $0.3 million, to $(6.0) million in the three months ended September 30, 2025 from $(5.7) million in the three months ended September 30, 2024. This is related to an increase in employee benefits.

Nine Months Ended September 30, 2025 and 2024

Adjusted EBITDA in Corporate increased $1.0 million, to $(14.6) million in the nine months ended September 30, 2025 from $(15.6) million in the nine months ended September 30, 2024. This is primarily related to a decrease in audit and consulting fees.

Liquidity and Capital Resources

Liquidity

Our primary liquidity requirements include debt service, funding of dividends on preferred stock and working capital needs. We fund our liquidity requirements primarily through cash generated from operations, external sources of financing, including our Credit Agreement, senior notes, and equity offerings, and our Preferred Stock, each of which are described in our SEC filings in further detail.

Our assessment of our ability to fund future operations is inherently subjective, judgment-based and susceptible to change based on future events. In prior periods, we incurred operating losses, primarily due to losses recognized on our Vølund and B&W Solar business as well as higher debt service costs and recurring cash deficits from operating activities. While these conditions and events raise substantial doubt about our ability to continue as a going concern, we believe it is probable that our alternative measures contemplated alleviate the substantial doubt about our ability to continue as a going concern.

In response to the conditions, we have implemented several strategies to obtain the required funding for future operations and are considering other alternative measures to improve cash flow, including suspension of the dividend on our Preferred Stock and delaying development of new products, which together would reduce our annual cash spending. The following actions were completed through the issuance date of this discussion:

•	sold non-core businesses for $187.5 million in net proceeds in 2025;
•	sold 15.0 million and 5.0 million common shares for net proceeds of $32.5 million and $7.9 million as of September 30, 2025 and December 31, 2024, respectively, pursuant to our At-The-Market offering;
•	completed privately negotiated exchanges with two institutional investors of noteholders that resulted in $84.0 million aggregate principal amount of the Company’s 8.125% Senior Notes and $47.8 million aggregate principal amount of the Company’s 6.50% Senior Notes being exchanged for $100.7 million aggregate principal amount of newly-issued 8.75% Senior Notes;
•	completed a cash tender offer for $8.3 million of our 8.125% Senior Notes and 6.5% Senior Notes for a gain of $1.7 million;
•	exchanged $5.0 million of our 8.125% Senior Notes and $10.0 million of our 6.50% Senior Notes for $15.0 million of our 8.75% Senior Notes;
•	completed the redemption of $70.0 million of 8.125% Senior Notes;
•	repaid the outstanding balance on the revolving credit portion of the Credit Facility, leaving $81.1 million of borrowing power under the facility;
•	signed the Ninth Amendment to the Credit Agreement, which provides that the maturity date of the Credit Agreement remains January 18, 2027, provided that, if, by November 30, 2026, the 6.50% Senior Notes have not been repaid, defeased, or otherwise satisfied in full or refinanced, or the maturity date of the 6.50% Senior Notes has not otherwise been extended to a date on or after July 18, 2027, then the maturity date of the Credit Agreement will be November 30, 2026, effectively extending the deadline under the Credit Agreement by which the Company must satisfy the 6.50% Senior Notes from September 30, 2026 to November 30, 2026; and
•	are actively in discussions with certain parties to further divest non-core assets. We cannot provide any assurances that such transaction will close or that proceeds will not be more or less than we anticipate.

Based on our ability to raise funds through the actions noted above and our Cash and cash equivalents as of September 30, 2025, we have concluded it is probable that such actions would provide sufficient liquidity to fund operations for the next twelve months following the date of this Quarterly Reports.

Cash and Cash Flows

At September 30, 2025, our cash and cash equivalents, and restricted cash totaled $201.1 million, and we had total debt of $416.4 million as well as $191.7 million of gross preferred stock outstanding. Our foreign business locations held $12.7 million of our total cash and cash equivalents and restricted cash as of September 30, 2025. In general, our foreign cash balances are not available to fund our U.S. operations unless the funds are repatriated or used to repay intercompany loans made from the U.S. to foreign entities, which could expose us to taxes we have not made a provision for in our results of operations. We have no plans to repatriate these funds to the U.S. In addition, we had $68.9 million of restricted cash as of September 30, 2025 related to collateral for certain letters of credit as part of funding for several ongoing projects.

Cash flows used in operating activities was $65.9 million in the nine months ended September 30, 2025, which is primarily attributable to the year-to-date net loss of $45.4 million and non-cash adjustments arising from gain on sale of business of $17.3 million, partially offset by the impairment of long-lived assets of $9.9 million. Cash flows used in operating activities also included movements in certain operating assets and liabilities such as accounts receivable trade, net of $6.3 million, contracts in progress of $11.9 million, partially offset by advanced billings on contracts of $16.6 million which are primarily impacted by timing differences related to progress made on ongoing projects, billings, and collections, and may fluctuate significantly period to period. Operating cash flow decreases from pension liabilities, accrued postretirement benefits and employee benefits of $6.8 million is a result of contributions made to the plan. Operating cash flow increases from accrued and other current liabilities of $12.8 million is the result of timing of payments to vendors offset by the decrease in accounts payable of $33.2 million.

Cash flows used in operating activities was $96.2 million in the nine months ended September 30, 2024, which was attributable to the year-to-date net income of $3.2 million offset primarily by the BWRS non-cash gain of $40.1 million. Non-cash expenses including the loss on the debt extinguishment of $6.8 million, depreciation and amortization of long-lived assets of $13.7 million, deferred taxes of $6.5 million and operating lease expenses of $5.2 million were primarily offset by movements in certain operating assets and liabilities such as accounts receivable - trade, net of $14.2 million, contracts in progress of $30.4 million, advanced billings on contracts of $20.7 million, and accrued and other current liabilities of $5.8 million due to the same factors described above for 2025.

Cash flows provided by investing activities was $172.4 million in the nine months ended September 30, 2025, primarily due to proceeds from the sale of our Vølund and Diamond Power businesses of $187.5 million, partially offset by purchases of fixed assets relating to BrightLoop™ projects. Cash flows provided by investing activities were $78.0 million in the nine months ended September 30, 2024, primarily related to the $87.6 million proceeds from the sale of BWRS, offset by purchases of fixed assets relating to BrightLoop™ projects.

Cash flows used in financing activities was $37.4 million in the nine months ended September 30, 2025, primarily related to the net repayments on the Axos Credit Agreement of $51.4 million and payments of preferred stock dividends of $11.1 million, partially offset by proceeds of $32.5 million pursuant to our At-The-Market offering. Cash flows provided by financing activities was $70.8 million in the nine months ended September 30, 2024 and was primarily related to the net borrowings on the Axos Credit Agreement of $93.7 million, partially offset by preferred stock dividend payments of $14.9 million.

Debt and Credit Facilities

We entered into a Credit Agreement in January 2024. B. Riley, a related party, has provided a guaranty of payment with regard to our obligations under the Credit Agreement, which is not currently effective as Axos has suspended the current need for the guarantee. This agreement substantially replaced the Reimbursement Agreement, Revolving Credit Agreement and Letter of Credit Agreement. We completed the transition of letters of credit outstanding under the Letter of Credit Agreement and Reimbursement Agreement to the Credit Agreement in August 2024. Information related to our Debt and Credit Facilities is described in our SEC filings incorporated herein by reference.

Taxes

On July 4, 2025, the One Big Beautiful Bill (the “OBBB”) Act was enacted in the United States. This legislation increases federal support for oil and gas production while reducing support for renewable energy and infrastructure development. Notably, the OBBBA accelerates the phaseout of certain clean energy tax credits established under the Inflation Reduction Act (the “IRA”), including the clean electricity production and investment credits for solar and wind projects. These credits will no longer apply to projects that begin construction more than 12 months after the enactment date, or that are placed in service after December 31, 2027. Certain provisions of the OBBBA remain subject to further regulatory interpretation and implementation that are expected to be finalized during the remainder of 2025. The OBBBA, along with other evolving trade and immigration policies, may have both positive and negative effects on our business. Potential impacts include, but are not limited to, shifts in the timing and scope of customer projects, fluctuations in demand for our services, and changes in capital and labor costs, including availability.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

For a summary of the critical accounting policies and estimates that we use in the preparation of our unaudited Condensed Consolidated Financial Statements, see “Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2024. There have been no significant changes to our policies during the nine months ended September 30, 2025 from those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024.

USE OF PROCEEDS

In accordance with the terms of the Sale Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell up to $200,000,000 of shares of our Common Stock from time to time through the Agents. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of Common Stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

On January 18, 2024, the Company entered into a credit agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with certain of its subsidiaries as guarantors, the lenders party thereto from time to time and Axos Bank (“Axos”) as administrative agent. Under the Credit Agreement, the net cash proceeds from any equity issuance must first be applied to prepay the loans outstanding under the Credit Agreement; however, we may reborrow any amounts prepaid, subject to customary conditions.

We intend to use the net cash proceeds of this offering to prepay amounts outstanding under our Credit Agreement and subsequently reborrow such amounts under our Credit Agreement, and intend to use any such reborrowed amounts for working capital and general corporate purposes. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.

The Credit Agreement provides for an up to $150.0 million asset-based revolving credit facility (with availability subject to a borrowing base calculation) (the “Credit Facility”), including a $90.0 million letter of credit sublimit. Our obligations under the Credit Agreement are guaranteed by certain of our domestic and foreign subsidiaries.

As of October 31, 2025, we had approximately $66.8 million outstanding under our Credit Agreement. The Credit Agreement has a maturity date of January 18, 2027; provided that, if, by November 30, 2026, the 6.50% Senior Notes have not been repaid, defeased, or otherwise satisfied in full or refinanced, or the maturity date of the 6.50% Senior Notes has not otherwise been extended to a date on or after July 18, 2027, then the maturity date of the Credit Agreement will be November 30, 2026. The interest rates applicable under the Credit Agreement are: (i) with respect to SOFR Loans, (a) SOFR plus 5.25% if the outstanding principal amount of loans is equal to or less than $100 million or (b) SOFR plus 4.00% if the outstanding principal amount of loans is equal to or greater than $100 million; (ii) with respect to Base Rate Loans, the greater of (a) the Federal Funds Rate plus 2.00% plus the Applicable Margin (as defined in the Credit Agreement), (b) the prime rate as designated by Axos plus the Applicable Margin, and (c) Daily Simple SOFR (as defined in the Credit Agreement) plus 1.00% plus the Applicable Margin; and (iii) with respect to the default rate under the Credit Agreement, the then-existing interest rate plus 2.00%.

In May 2025, we completed privately negotiated exchange transactions related to the Company’s 6.50% senior notes due 2026 and 8.125% senior notes due 2026 (together, the “2026 Notes”) in which we issued 8.75% senior notes due 2030 as consideration for the cancellation of some of our 2026 Notes. In June 2025, we commenced a cash tender offer for the remaining 2026 Notes that we have outstanding, which expired in August 2025. Upon the expiration of the cash tender offer, 5.14% of the Company’s 8.125% senior notes due 2026 and 2.60% of the Company’s 6.50% senior notes due 2026 were validly tendered and not validly withdrawn. In October 2025, we redeemed $70 million of the Company’s 8.125% senior notes due 2026.

For more information on our Credit Agreement and related matters, please see our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports for the fiscal quarters ended March 31, 2025 and June 30, 2025, each incorporated by reference into this prospectus supplement. The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which agreement is filed as Exhibit 10.63 to our Form 10-K filed on March 31, 2025 and is incorporated by reference herein. The Credit Agreement contains representations and warranties by us, which should not in all instances be treated as categorial statements of fact, but rather as a way of allocating risk between parties to the Credit Agreement. The representations and warranties were made only as of the date of the Credit Agreement or such other date or dates as may be specified by the Credit Agreement and are subject to more recent developments.

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value as of September 30, 2025 was $(301.6) million, or $(2.71) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding on September 30, 2025.

After giving effect to the sale by us of 51,020,408 shares of our Common Stock in the aggregate amount of $200.0 million in this offering at an assumed public offering price of  $3.92 per share (the last reported sale price of our Common Stock on NYSE on November 3, 2025), and after deducting estimated offering commissions payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $(108.1) million, or $(0.67) per share of Common Stock. This represents an immediate increase in net tangible book value of $2.05 per share to our existing stockholders and an immediate dilution in net tangible book value of $(4.59) per share to new investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.92
Net tangible book value per share as of September 30, 2025	$(2.71)
Increase in net tangible book value per share attributable to the offering	$2.05
As adjusted net tangible book value per share after giving effect to the offering		$(0.67)
Dilution in net tangible book value per share to new investors		$(4.59)

The number of shares of our Common Stock to be outstanding immediately after this offering on a pro forma basis, using an assumed share count based on the last available closing price, is based on 111,099,765 shares of our Common Stock outstanding as of September 30, 2025 and excludes:

•	2,192,052 shares of Common Stock available for award under the Company’s Amended and Restated 2021 Long-Term Incentive Plan;

•	34,692 shares issuable upon the exercise of outstanding options as of September 30, 2025 with a weighted average exercise price of $63.66;

•	2,108,029 shares issuable upon the vesting of outstanding restricted stock units as of September 30, 2025; and

•	520,000 shares issuable upon the vesting of outstanding performance restricted stock units as of September 30, 2025.

The number of shares of Common Stock to be outstanding immediately following this offering does not include (x) up to approximately $7.0 million of our Common Stock that remain available for sale as of September 30, 2025 under our “at-the-market” offering with Lake Street and Craig-Hallum, as sales agents and (y) the following shares issued to, or issuable upon exercise of warrants by, Applied Digital pursuant to the Letter Agreement dated November 4, 2025: (i) 500,000 shares of Common Stock, (ii) 2,600,000 shares of Common Stock issuable upon the exercise of the Initial Warrant and (iii) 7,860,000 shares of Common Stock issuable upon exercise of the Additional Warrant, upon the issuance of such warrant.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be further dilution to new investors.

DIVIDEND POLICY

We have no current intent to pay a regular dividend, and dividend payments are restricted by our lending agreements. Our board of directors will determine the payment of future dividends on our Common Stock, if any, and the amount of any dividends in light of applicable law, contractual restrictions limiting our ability to pay dividends, our earnings and cash flows, our capital requirements, our financial condition, and other factors our board of directors deems relevant.

PLAN OF DISTRIBUTION

The Agents are acting as our sales agents in connection with the offer and sale of our Common Stock pursuant to this prospectus supplement. Upon written instructions from us, the designated Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our sales agent, the Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. We will instruct the designated Agent as to the amount of shares of Common Stock to be sold by it. We may instruct the Agents not to sell the Common Stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Agents may suspend the offering of shares of Common Stock upon proper notice and subject to other conditions.

Sales of the Common Stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act.

The designated Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the NYSE following each trading day in which the shares of Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold on the preceding day, the sales price of the Common Stock sold, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the designated Agent in connection with the sales.

The designated Agent will receive a commission from us equal to 3% of the gross sales price of any shares of Common Stock sold through the designated Agent under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the Sales Agreement, will be approximately $500,000. This estimate includes the reimbursement by the Company of the reasonable fees and expenses of the Agents in connection with the transactions contemplated by the Sales Agreement. In addition, we have agreed to reimburse the Agents for (i) the fees and disbursements of their counsel, payable upon execution of the Sales Agreement, in the amount of $150,000, and (ii) up to $12,500 per calendar quarter, for ongoing diligence arising from the transactions contemplated by the Sales Agreement.

Settlement for sales of our Common Stock will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of Common Stock sold through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents, if any.

In connection with the sale of the Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the dollar amount of Common Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

Other Relationships

The Agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and our affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the Agents and certain of their respective affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agents and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business addresses of the Agents are: B. Riley, 299 Park Avenue, 21st Floor, New York, NY 10171 and Lake Street, 121 S. 8th Street, Suite 1000, Minneapolis, MN 55402.

Conflict of Interest

B. Riley will act as a sales agent in connection with the offering of the shares of Common Stock. B. Riley is an affiliate of B Riley Financial, who controls approximately 24.7% of our outstanding Common Stock. In addition, B. Riley Financial is a guarantor of certain of our indebtedness. Therefore, B. Riley has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. B. Riley may not make sales of shares of Common Stock in this offering to any of its discretionary accounts without the prior written approval of the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this Prospectus Supplement and exercise the usual standards of due diligence with respect thereto. Lake Street has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Lake Street for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to be made for such liabilities.

LEGAL MATTERS

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, and for the Agents by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements of Babcock & Wilcox Enterprises, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus supplement, and the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which express an adverse opinion on the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting. The report on the financial statements also contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC (including those portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC, specifically incorporated by reference in our Annual Report on Form 10-K or amendments thereto) after the date of this prospectus supplement and before the date that the offering of shares by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	the portions of our definitive Proxy Statement on Schedule 14A that are incorporated by refence into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 21, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, filed with the SEC on May 12, 2025, and June 30, 2025, filed with the SEC on August 11, 2025;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2025, March 17, 2025, April 10, 2025 (solely with respect to Items 3.01 and 4.01), May 5, 2025, May 12, 2025 (solely with respect to Item 8.01), May 21, 2025, June 5, 2025 (solely with respect to Item 1.01 in Film No.251024994 and Item 8.01 in Film No. 251025012), June 10, 2025, June 16, 2025, July 10, 2025, August 4, 2025 (solely with respect to Item 2.01), August 27, 2025, August 28, 2025, September 11, 2025, and November 4, 2025 (solely with respect to Items 1.01, 3.02 and 8.01);

•	our Form 8-A, filed with the SEC on May 7, 2021; and

•	the description of our capital stock contained in our Information Statement, filed as Exhibit 99.1 to Amendment No. 4 to our Registration Statement on Form 10 (File No. 001-36876), filed on June 9, 2015, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting us at the following address:

Babcock & Wilcox Enterprises, Inc.
Attention: Corporate Secretary
1200 East Market Street
Suite 650
Akron, OH 44305
(330) 753-4511

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov. In addition, our Common Stock is listed on the NYSE, and our reports and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. We maintain a website at www.babcock.com. The information on our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Babcock & Wilcox Enterprises, Inc.

$600,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Purchase Contracts
Units

We may offer and sell from time to time our common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $600,000,000 or the equivalent amount in other currencies or currency units.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

We may sell securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “BW”, our 8.125% senior notes due 2026 are listed under the New York Stock Exchange under the symbol “BWSN”, our 6.50% senior notes due 2026 are listed under the New York Stock Exchange under the symbol “BWNB” and our 7.75% Series A Cumulative Perpetual Preferred Stock is listed on the New York Stock Exchange under the symbol “BW PRA”. None of the other securities that we may offer under this prospectus are currently publicly traded. On November 20, 2024, the closing price of our common stock was $1.97 per share, the closing price of our 8.125% senior notes due 2026 was $23.88 per Note, the closing price of our 6.50% senior notes due 2026 was $21.35 per Note and the closing price of our Series A preferred stock was $13.07 per share.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2025.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $600,000,000 or the equivalent amount in other currencies or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement of which this prospectus forms a part, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information referenced under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless we otherwise state or the context otherwise indicates, all references in this prospectus to “B&W,” the “Company,” “us,” “our,” or “we” or similar references, mean Babcock & Wilcox Enterprises, Inc.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we file periodic reports, proxy statements and other information with the SEC. These filings are available on the SEC’s website at http://www.sec.gov. You may read and copy any periodic reports, proxy statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the SEC’s Public Reference Room. You may also inspect our periodic reports, proxy statements and other information at our website, http://www.babcock.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

•	We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as amended by our Form 10-K/A, filed with the SEC on March 26, 2024;

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•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 8, 2024 and November 12, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 22, 2024, March 12, 2024, April 10, 2024, May 10, 2024, May 21, 2024, June 10, 2024, July 1, 2024, July 10, 2024, July 12, 2024, September 10, 2024, September 23, 2024, October 10, 2024 and November 5, 2024 (solely with respect to Item 2.01).

•	the description of our capital stock contained in our Information Statement, filed as Exhibit 99.1 to Amendment No. 4 to our Registration Statement on Form 10 (File No. 001-36876), filed on June 9, 2015, including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Babcock & Wilcox Enterprises, Inc.
Attention: Corporate Secretary
1200 East Market Street
Akron, OH 44305
(330) 753-4511

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Prospectus Summary

The following summary does not contain all of the information that you should consider before making your investment decision. You should read carefully the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Business

We are a globally-focused renewable, environmental and thermal technologies provider with over 155 years of experience providing diversified energy and emissions control solutions to a broad range of industrial, electrical utility, municipal and other customers. Our innovative products and services are organized into three market-facing segments. Our reportable segments are as follows:

•	Babcock & Wilcox Renewable: Our innovative hydrogen generation technology (BrightLoopTM) supports global climate goals including the decarbonization of industrial and utility steam and power producers. BrightLoopTM offers significant advantages over other hydrogen generation technologies as it generates competitively priced hydrogen from a wide range of fuels (including solid fuels such as biomass and coal) with a high rate of carbon captured resulting in low (or even negative) carbon intensity hydrogen. We also offer best-in-class technologies for efficient and environmentally sustainable power and heat generation, including waste-to-energy, oxygen-fired biomass-to-energy (OxyBrightTM), and black liquor systems for the pulp and paper industry. Our leading waste-to-energy technologies support a circular economy, diverting waste from landfills to use for power generation or district heating, while recovering metals and reducing emissions. To date, we have installed approximately 500 waste-to-energy and biomass-to-energy units at more than 300 facilities in approximately 30 countries which serve a wide variety of utility, waste management, municipality and investment firm customers.

•	Babcock & Wilcox Environmental: Our full suite of best-in-class emissions control and environmental technology solutions for utility, waste-to-energy, biomass-to-energy, carbon black, and industrial steam generation applications supports environmental stewardship around the world. Our broad experience includes systems for ash handling, particulate control, nitrogen oxide and sulfur dioxide removal, dioxin and furan control, carbon dioxide capture, mercury control as well as other acid gas and pollutant control. Our ClimateBrightTM family of products including SolveBrightTM, OxyBrightTM, BrightLoopTM and BrightGenTM, places us at the forefront of hydrogen production and decarbonization technologies and development with many of the aforementioned products already commercially available and others ready for commercial deployment. We believe these technologies position us to compete in the bioenergy with carbon capture and sequestration market. Our portfolio of clean power production solutions continues to evolve to reach customers at all stages of their energy transition.

•	Babcock & Wilcox Thermal: Our vast installed base of steam generation equipment and related auxiliaries spans the globe and includes customers in a variety of end markets including power generation, oil and gas, petrochemical, food and beverage, metals and mining, and others. We provide aftermarket parts, construction, maintenance, engineered upgrades and field services for our installed base as well as the installed base of other OEMs; the substantial and stable cash flows generated from these businesses helps to fund our investments in new clean energy initiatives. In addition to our aftermarket offerings, we also provide complete steam generation systems including package boilers, watertube and firetube waste heat boilers, and other boilers to medium and heavy industrial customers. Our unique range of offerings, coupled with the strength of our brand, provides a competitive advantage in existing and emerging markets.

Our business depends significantly on the capital, operations and maintenance expenditures of global electric power generating companies, including renewable and thermal powered heat generation industries and industrial facilities with environmental compliance policies requirements. Several factors may influence these expenditures, including:

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•	climate change initiatives promoting environmental policies including renewable energy options utilizing waste-to-energy or biomass to meet legislative requirements and clean energy portfolio standards in the United States, Europe, Middle East and Asia;

•	regulations requiring environmental improvements in various industries and global markets;

•	expectations regarding future governmental requirements to further limit or reduce greenhouse gas and other emissions in the United States, Europe and other international climate change sensitive countries;

•	prices for electricity, along with the cost of production and distribution, including the cost of fuels, within the United States, Europe, Middle East and Asia;

•	demand for electricity and other end products of steam-generating facilities;

•	level of capacity utilization at operating power plants and other industrial uses of steam production;

•	maintenance and upkeep requirements at operating power plants, including to address the accumulated effects of usage;

•	overall strength of the industrial industry;

•	ability of electric power generating companies and other steam users to raise capital; and

•	the impact of geopolitical conflicts, including the ongoing conflicts in Ukraine and the Middle East.

Customer demand is heavily affected by the variations in our customers' business cycles and by the overall economies and energy, environmental and noise abatement needs of the countries in which they operate.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1200 East Market Street, Akron, Ohio 44305. Our telephone number is (330) 753-4511. Our website is http://www.babcock.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

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Risk Factors

An investment in our securities involves risk. We urge you to carefully consider the risks and other information described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are incorporated herein by reference, and in other filings we make with the SEC. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

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Disclosure Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical or current fact included in this release are forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events.

These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, but not limited to: our financial condition and ability to continue as a going concern; risks associated with contractual pricing in our industry; our relationships with customers, subcontractors and other third parties; our ability to comply with our contractual obligations; disruptions at our manufacturing facilities or a third-party manufacturing facility that we have engaged; the actions or failures of our co-venturers; our ability to implement our growth strategy, including through strategic acquisitions, which we may not successfully consummate or integrate; our evaluation of strategic alternatives for certain businesses and non-core assets may not result in a successful transaction; the risks of unexpected adjustments and cancellations in our backlog; professional liability, product liability, warranty and other claims; our ability to compete successfully against current and future competitors; our ability to develop and successfully market new products; the impacts of macroeconomic downturns, industry conditions and public health crises; the cyclical nature of the industries in which we operate; changes in the legislative and regulatory environment in which we operate; supply chain issues, including shortages of adequate components; failure to properly estimate customer demand; our ability to comply with the covenants in our debt agreements; our ability to refinance our 8.125% Notes due 2026 and 6.50% Notes due 2026 prior to their maturity; our ability to maintain adequate bonding and letter of credit capacity; impairment of goodwill or other indefinite-lived intangible assets; credit risk; disruptions in, or failures of, our information systems; our ability to comply with privacy and information security laws; our ability to protect our intellectual property and use the intellectual property that we license from third parties; risks related to our international operations, including fluctuations in the value of foreign currencies, global tariffs, sanctions and export controls could harm our profitability; volatility in the price of our common stock; B. Riley FBR, Inc.’s significant influence over us; changes in tax rates or tax law; our ability to use net operating loss and certain tax credits; our ability to maintain effective internal control over financial reporting; our ability to attract and retain skilled personnel and senior management; labor problems, including negotiations with labor unions and possible work stoppages; risks associated with our retirement benefit plans; natural disasters or other events beyond our control, such as war, armed conflicts or terrorist attacks; and the risks and uncertainties described under the heading “Risk Factors” in our periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While we believe that these assumptions underlying the forward-looking statements are reasonable, forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

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Use of Proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	fund strategic transactions including acquisitions;

•	support clean energy growth initiatives; and

•	capital expenditures.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

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Description of Capital Stock

Introduction

In the discussion that follows, we have summarized selected provisions of our restated certificate of incorporation as amended (our “certificate of incorporation”), and our amended and restated bylaws (our “bylaws”), relating to our capital stock. This summary is not complete. This discussion is qualified in its entirety by reference to our certificate of incorporation and bylaws. You should read the provisions of our certificate of incorporation and bylaws as currently in effect for provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Information We Incorporate By Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. Each authorized share of our capital stock has a par value of $0.01 per share.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting our company.

Holders of our common stock are entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our board of directors after taking into account various factors, including:

•	general business conditions;

•	industry practice;

•	our financial condition and performance;

•	our future prospects;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions Delaware and other applicable laws and our contractual arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All of our outstanding shares of common stock are fully paid and non-assessable.

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Our common stock is listed on the New York Stock Exchange under the symbol “BW.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

7.75% Series A Cumulative Perpetual Preferred Stock

General

Our 7.75% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series A Preferred Stock with the Secretary of the State of Delaware. The outstanding shares of the Series A Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series A Preferred Stock is 10,401,580. The number of authorized shares of the Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series A Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series A Preferred Stock. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series A Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock. The additional shares of the Series A Preferred Stock would be deemed to form a single series with the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus. Each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock. As used in this prospectus supplement, “accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

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The registrar, transfer agent and distributions disbursing agent for the Series A Preferred Stock as of May 7, 2021 (the “Original Issue Date”) is Computershare Trust Company, N.A. We may terminate such appointment and may appoint a successor transfer agent, registrar and/or distributions disbursing agent for the Series A Preferred Stock at any time and from time to time. The transfer agent, registrar and/or distributions disbursing agent may be a person or entity affiliated with us.

Ranking

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon our liquidation, dissolution or winding up, rank:

1)	Senior to all classes or series of our common stock and to all other capital stock issued by us expressly designated as ranking junior to the Series A Preferred Stock;

2)	On parity with any future class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof;

3)	Junior to any future class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof; and

4)	Junior to all our existing and future indebtedness (including subordinated indebtedness and any indebtedness convertible into our common stock or preferred stock) and other liabilities with respect to assets available to satisfy claims against us and structurally subordinated to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

We may issue junior capital stock described in (1) above and parity capital stock described in (2) above at any time and from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any senior capital stock described in (3) above is limited as described under “—Limited Voting Rights.”

Dividends

Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 7.75% of the $25.00 liquidation preference per year (equivalent to $1.9375 per year). A “dividend period” is the period from and including a dividend payment date (as defined below) and continuing to, but excluding, the next succeeding dividend payment date. Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the issue date for each such share of Series A Preferred Stock.

Dividends, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), will be payable quarterly in arrears on March 31, June 30, September 30 and December 31, each of which we refer to as a “dividend payment date”; provided that if any dividend payment date is not a business day, as defined in the certificate of designations with respect to the Series A Preferred Stock, then such date will nevertheless be a dividend payment date but the dividend which would otherwise have been payable on that dividend payment date, when, as and if declared, will be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day.

Any dividend, including any dividend payable on the Series A Preferred Stock for any dividend period (or portion thereof) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board of directors (or a duly authorized committee of our board of directors) designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the dividend payment date.

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Our board of directors (or a duly authorized committee of our board of directors) will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not:

•	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; or

•	the dividends are authorized.

Accordingly, if our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding up of our affairs (or earlier redemption of such Series A Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividend periods, we will not during any dividend period:

•	pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a common stock dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan);

•	redeem, purchase or otherwise acquire common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock (other than the Series A Preferred Stock) with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other capital stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of our capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up), or (f) purchases or other acquisitions of shares of our capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend payment date on which dividends were not paid in full); or

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•	redeem, purchase or otherwise acquire Series A Preferred Stock (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (c) with respect to redemptions, a redemption pursuant to which all shares of Series A Preferred Stock are redeemed).

Notwithstanding the foregoing, if our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series A Preferred Stock or any class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, such partial dividends shall be declared on shares of the Series A Preferred Stock and class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such class or series of our capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up from time to time out of any funds legally available therefor, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our assets legally available for distribution to our stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of our capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of our capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled. In any such distribution, the “liquidation preference” of any holder of our capital stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

Holders of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date.

If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, holders of shares of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Our consolidation, merger or other business combination of us with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our assets, property or business will not be deemed to constitute our liquidation, dissolution or winding up.

The certificate of designations relating to the Series A Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Stock even though it is substantially in excess of the par value thereof. Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

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Optional Redemption

The Series A Preferred Stock is not redeemable prior to May 7, 2026, except under the circumstances described under “—Special Optional Redemption.”

On or after May 7, 2026, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.

Redemption Procedures

In the event we elect to redeem Series A Preferred Stock, notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

The notice will notify the holder of the election to redeem the shares and will state at least the following:

•	the date fixed for redemption thereof, which we refer to as the “Redemption Date”;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number);

•	the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment;

•	if applicable, that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control (each as defined below), as applicable, and a brief Description of transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

•	if applicable, that the holders of the Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•	that dividends on such shares of Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or by lot. So long as all shares of Series A Preferred Stock are held of record by the nominee of DTC, we will give notice, or cause notice to be given, to DTC of the number of Series A Preferred Stock to be redeemed, and DTC will determine the number of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Stock for its own account). A participant may determine to redeem Series A Preferred Stock from some beneficial owners (including the participant itself) without redeeming Series A Preferred Stock from the accounts of other beneficial owners. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

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On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed that holds a certificate other than through DTC book entry described below must present and surrender the certificates evidencing the shares of Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date or, if notice of redemption has been duly given, and if on or before the Redemption Date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, in each case unless we default in payment of the redemption price:

•	all dividends on the shares designated for redemption in the notice will cease to accumulate on or after the Redemption Date;

•	all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

•	the shares designated for redemption in the notice will be deemed to not be outstanding for any purpose whatsoever.

Any funds held in trust and unclaimed at the end of two years from the Redemption Date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Notwithstanding any other provision herein, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

Special Optional Redemption

During any period of time (whether before or after May 7, 2026) that both (i) the Series A Preferred Stock are no longer (a) listed on the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (the “NYSE”), or the NYSE American, LLC (the “NYSE AMER”) or (b) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event (the “Delisting Event Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

In addition, during any period of time (whether before or after May 7, 2026), upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

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If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or our special optional redemption described here), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common capital stock of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) (a) listed on Nasdaq, the NYSE or the NYSE AMER or (b) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described above under “— Optional Redemption” or “— Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock plus (y) the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount relating to such record date will be included in this sum) by (2) the Common Stock Price (as defined below); and

•	5.65611 (the “Share Cap”), which is the quotient obtained by dividing (i) the $25.00 liquidation preference per share of Series A Preferred Stock by (ii) one-half of the closing price of our common shares on the NYSE on May 3, 2021, subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

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In the case of a Delisting Event or Change of Control, as applicable, pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock electing to exercise its Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, (or, if we waive our right to redeem the Series A Preferred Stock prior to the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, within 15 days following the date of such waiver) we will provide to holders of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

•	the events constituting the Delisting Event or Change of Control, as applicable;

•	the date of the Delisting Event or Change of Control, as applicable;

•	the date on which the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, expired or was waived;

•	the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

•	the method and period for calculating the Common Stock Price (as defined below);

•	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock;

•	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

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•	the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required, on or before the close of business on the business day preceding the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, to notify us of the number of Series A Preferred Stock to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the transfer agent or DTC for effecting the conversion.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the third business day preceding to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	if certificated shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption rights. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable Redemption Date $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption. See “— Optional Redemption” and “— Special Optional Redemption.”

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We will take commercially reasonable efforts to deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this section or as otherwise required by law. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon our liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two or our board will otherwise have two vacancies, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series A Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series A Preferred Stock, or as may otherwise be required by law. As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series A Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of our assets upon liquidation, dissolution or winding up and upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable.

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So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to fill a vacancy in the office of a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

If and when all accumulated dividends on the Series A Preferred Stock for all past completed dividend periods shall have been paid in full, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every subsequent nonpayment) and, unless outstanding shares of voting preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

Other Voting Rights

In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

•	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our restated certificate of incorporation, as amended, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole, disproportionately relative to any other class or series of voting preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required. Furthermore, if holders of shares of the Series A Preferred Stock receive the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon or greater amounts pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

•	any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of capital stock of any class or series ranking, as to dividends (whether cumulative or not) or the distribution of assets upon our liquidation, dissolution or winding up, on parity with, or junior to, the Series A Preferred Stock; or

•	the amendment, alteration or repeal or change of any provision of our restated certificate of incorporation, as amended, including the certificate of designations establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if (A) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

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Without the consent of the holders of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series A Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the Description of Series A Preferred Stock set forth in this prospectus supplement; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption within 90 days unless all or a part of the outstanding shares of the Series A Preferred Stock are being redeemed with the proceeds from the sale of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up.

The rules and procedures for calling and conducting any meeting of the holders of the Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the board of directors (or a duly authorized committee of the board of directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock may be listed or traded at the time.

Holders of the Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

No Preemptive Rights

Holders of the Series A Preferred Stock do not have any preemptive rights.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

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Listing

The Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “BW PRA”.

Limitation on Directors’ Liability and Renunciation of Business Opportunity

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Our certificate of incorporation expressly renounces any interest or expectancy of our company in, or in being offered an opportunity to participate in, any business opportunity that is presented to B. Riley FBR, Inc., Vintage Capital Management LLC, or their respective directors, officers, shareholders, or employees.

Statutory Business Combination Provision

As a Delaware corporation, we are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date that person became an interested stockholder unless:

•	before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

•	on completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Some of the provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with Section 203 of the General Corporation Law of the State of Delaware, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest. These provisions could also have the effect of increasing the bargaining leverage of our board of directors, on behalf of our stockholders, in any future negotiations concerning a potential change of control of our company. Our board of directors has observed that certain tactics that bidders employ in making unsolicited bids for control of a corporation, including hostile tender offers and proxy contests, have become relatively common in modern takeover practice. Our board of directors considers those tactics to be disruptive and potentially contrary to the overall best interests of our stockholders. In particular, bidders may use these tactics in conjunction with an attempt to acquire a corporation at an unfairly low price. In some cases, a bidder will make an offer for less than all the outstanding capital stock of the target company, potentially leaving stockholders with the alternatives of partially liquidating their investment at a time that may be disadvantageous to them or retaining an investment in the target company under substantially different management with objectives that may not be the same as the new controlling stockholder. The concentration of control in our company that could result from such an offer could deprive our remaining stockholders of the benefits of listing on the New York Stock Exchange and public reporting under the Exchange Act.

While our board of directors does not intend to foreclose or discourage reasonable merger or acquisition proposals, it believes that value for our stockholders can be enhanced by encouraging would-be acquirers to forego hostile or coercive tender offers and negotiate terms that are fair to all stockholders with our board of directors. Our board of directors believes that the provisions described below will (1) discourage disruptive tactics and takeover attempts at unfair prices or on terms that do not provide all stockholders with the opportunity to sell their stock at a fair price and (2) encourage third parties who may seek to acquire control of our company to initiate such an acquisition through negotiations directly with our board of directors. Our board of directors also believes these provisions will help give it the time necessary to evaluate unsolicited offers, as well as appropriate alternatives, in a manner that assures fair treatment of our stockholders. Our board of directors recognizes that a takeover might in some circumstances be beneficial to some or all of our stockholders, but, nevertheless, believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure our company outweigh the disadvantages of discouraging those proposals.

Our certificate of incorporation provides that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our bylaws provide that only a majority of our board of directors or the chairman of our board of directors may call a special meeting of our board of directors or our stockholders.

Our certificate of incorporation provides for a classified board of directors. Our board of directors is divided into three classes, with the directors of each class as nearly equal in number as possible. At each annual meeting of our stockholders, the term of a different class of our directors expires. As a result, our stockholders elect approximately one-third of our board of directors each year. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

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Our certificate of incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors from time to time, but will not be less than three. Our certificate of incorporation provides that directors may be removed only with cause or upon a board determination (as such terms are defined in our certificate of incorporation) and, in either case, by a vote of at least 80% of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. These provisions prevent our stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Our bylaws contain advance notice and other procedural requirements that apply to stockholder nominations of persons for election to our board of directors at any annual or special meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. In the case of any annual meeting, a stockholder proposing to nominate a person for election to our board of directors or proposing that any other action be taken is required to give our Corporate Secretary written notice of the proposal not less than 90 days and not more than 120 days before the anniversary of the date of the immediately preceding annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the anniversary of the immediately preceding annual meeting. If the chairman of our board of directors or a majority of our board of directors calls a special meeting of stockholders for the election of directors, a stockholder proposing to nominate a person for that election must give our Corporate Secretary written notice of the proposal not earlier than 120 days prior to that special meeting and not later than the last to occur of (1) 90 days prior to that special meeting or (2) the 10th day following the day we publicly disclose the date of the special meeting. Our bylaws prescribe specific information that any such stockholder notice must contain. These advance notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Our certificate of incorporation provides that our stockholders may adopt, amend and repeal our bylaws at any regular or special meeting of stockholders by a vote of at least 80% of the voting power of our outstanding voting stock, provided the notice of intention to adopt, amend or repeal the bylaws has been included in the notice of that meeting. Our certificate of incorporation also confers on our board of directors the power to adopt, amend or repeal our bylaws with the affirmative vote of a majority of the directors then in office.

As discussed above under “—Preferred Stock,” our certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to provide for the issuance of all or any shares of our preferred stock in one or more series and to determine the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series. The issuance of shares of our preferred stock or rights to purchase shares of our preferred stock could discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of our common stockholders.

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Description of Depositary Shares

We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a preferred share that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.

The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the bank depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find More Information.”

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

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Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

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Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

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•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

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Description of Subscription Rights

We may issue to our shareholders subscription rights to purchase our common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.

Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find More Information.”

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

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Description of Debt Securities

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities may be issued under an indenture entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee on February 12, 2021 (the “2021 Base Indenture”) or another indenture, including the form of indenture filed with the SEC as an exhibit to the registration statement (the “Form Indenture”). The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indentures under which the debt securities may be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indentures. The 2021 Indenture and the Form Indenture have been filed with the SEC as exhibits to the registration statement, of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the respective indentures.

Description of the 2021 Base Indenture

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The 2021 Base Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the 2021 Base Indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

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•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any to extend the interest periods and the duration of that extension;

•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

•	the terms and conditions upon which the debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

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In addition, the 2021 Base Indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the 2021 Base Indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

•	If less than all of the debt securities of a series are to be redeemed or purchased in an offer to purchase at any time, the trustee may select the securities redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the securities are listed, on a pro rata basis to the extent practicable or by lot or such other method in accordance with the procedures of DTC.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

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•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

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We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	failure on our part to comply with the covenant described under “-Consolidation, Merger and Sale of Assets”;

•	default in the performance or breach of any other covenant or warranty by us in the indenture, in any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture, board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

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•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, board resolution, supplemental indenture or officer’s certificate.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The 2021 Base Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

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Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The 2021 Base Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The 2021 Base Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency;

•	conform the text of the 2021 Base Indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees with respect to the debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	secure the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the 2021 Base Indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

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•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	make any change to the amendment and modification provisions in the indenture; or

•	reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the 2021 Base Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the 2021 Base Indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The 2021 Base Indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the 2021 Base Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

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•	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The 2021 Base Indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of the Form Indenture

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The Form Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the Form Indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

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•	the right, if any to extend the interest periods and the duration of that extension;

•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

•	the terms and conditions upon which the debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

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•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

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•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	failure on our part to comply with the covenant described under “-Consolidation, Merger and Sale of Assets”;

•	default in the performance or breach of any other covenant or warranty by us in the indenture, in any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture, board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, board resolution, supplemental indenture or officer’s certificate.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The Form Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The Form Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The Form Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the Form Indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency;

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•	conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees with respect to the debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	secure the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the Form Indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	make any change to the amendment and modification provisions in the indenture; or

•	reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the Form Indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

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Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The Form Indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The Form Indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The Form Indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

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Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

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Description of Units

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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Plan of Distribution

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	block trades in which dealers will attempt to sell as agent, but may position and resell a portion of the block as principal to facilitate the

•	purchases by a dealer as principal and resales by the dealer for its account;

•	any other method permitted pursuant to applicable law; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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Legal Matters

O’Melveny & Myers LLP will pass upon the validity of the securities being offered hereby.

Experts

The financial statements of Babcock & Wilcox Enterprises, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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Prospectus

Babcock & Wilcox Enterprises, Inc.

$600,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Purchase Contracts
Units

Up to $200,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley

Lake Street

November 5, 2025